Exhibit 99.1

Five9 Reports Record Revenue of $280 Million for the First Quarter
Q1 Subscription Revenue Growth of 14%
Q1 Record Operating Cash Flow of $48 Million

SAN RAMON, Calif. - May 1, 2025 - Five9, Inc. (NASDAQ:FIVN), the Intelligent CX Platform provider, today reported results for the first quarter ended March 31, 2025.
First Quarter 2025 Financial Results
•Revenue for the first quarter of 2025 increased 13% to a record $279.7 million, compared to $247.0 million for the first quarter of 2024.
•GAAP gross margin was 55.0% for the first quarter of 2025, compared to 53.6% for the first quarter of 2024.
•Adjusted gross margin was 62.4% for the first quarter of 2025, compared to 60.8% for the first quarter of 2024.
•GAAP net income for the first quarter of 2025 was $0.6 million, or $0.01 per diluted share, and 0.2% of revenue, compared to GAAP net loss of $(7.1) million, or $(0.10) per basic share, and (2.9)% of revenue, for the first quarter of 2024.
•Non-GAAP net income for the first quarter of 2025 was $47.3 million, or $0.62 per diluted share, and 16.9% of revenue, compared to non-GAAP net income of $35.7 million, or $0.48 per diluted share, and 14.5% of revenue, for the first quarter of 2024.
•Adjusted EBITDA for the first quarter of 2025 was $52.7 million, or 18.8% of revenue, compared to $37.6 million, or 15.2% of revenue, for the first quarter of 2024.
•GAAP operating cash flow for the first quarter of 2025 was $48.4 million, compared to GAAP operating cash flow of $32.4 million for the first quarter of 2024.

“We are very pleased to report strong first quarter results, exceeding expectations across key metrics, while remaining laser focused on delivering balanced growth for both top and bottom lines. Subscription revenue grew 14% year-over-year, and we achieved an adjusted EBITDA margin of 19%, which drove a Q1 record for operating cash flow of $48 million. Our customers are realizing meaningful benefits through our Genius AI suite of products as we continue to enable brands to deliver AI-elevated customer experiences. We are off to a strong start in 2025, with continued momentum in

AI for CX and execution against the massive core CCaaS market opportunity, and we look forward to sharing our progress as the year unfolds.”

- Mike Burkland, Chairman and CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing impact of macroeconomic challenges.
•For the full year 2025, Five9 expects to report:
•Revenue in the range of $1.140 to $1.144 billion.
•GAAP net income per share in the range of $0.14 to $0.24, assuming diluted shares outstanding of approximately 85.6 million.
•Non-GAAP net income per share in the range of $2.74 to $2.78, assuming diluted shares outstanding of approximately 77.3 million.
•For the second quarter of 2025, Five9 expects to report:
•Revenue in the range of $274.5 to $275.5 million.
•GAAP net loss per share in the range of $(0.15) to $(0.06), assuming basic shares outstanding of approximately 76.6 million.
•Non-GAAP net income per share in the range of $0.64 to $0.66, assuming diluted shares outstanding of approximately 76.7 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Income (Loss) to Non-GAAP net income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its first quarter 2025 results today, May 1, 2025, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, and lease amortization for finance leases. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income (loss): depreciation and amortization, stock-based compensation, interest expense, gain on early extinguishment of debt, interest income and other, exit costs related to closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases, one-time expenses related to strategic consulting services for operational review, legal fees related to the securities class action, and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP loss from operations: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, acquisition related transaction costs and one-time integration costs, one-time expenses related to strategic consulting services for operational review, and legal fees related to the securities class action. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, gain on early extinguishment of debt, one-time expenses related to strategic consulting services for operational review, and legal fees related to the securities class action. For the periods presented, these adjustments from GAAP net income (loss) to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chairman and Chief Executive Officer, including statements regarding Five9's focus on balanced growth for both top and bottom lines, Five9’s AI platform and its customer benefits, market position and expected impact on the Company's growth, Five9's market opportunity and growth prospects, including as a result of AI, and the second quarter and full year 2025 financial projections and expectations set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic challenges, the global tariff increases, continued inflation, uncertainty regarding consumer spending, high interest rates, fluctuations in currency rates, the impact of the Russia-Ukraine conflict, the impact of the conflicts in the Middle East, and other factors, may continue to harm our business; (ii) if we are unable to attract new customers or sell additional services and functionality to our existing customers, our revenue and revenue growth will be harmed; (iii) if our existing customers terminate their subscriptions or reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our customer base; (iv) because a significant percentage of our revenue is derived from existing customers, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) if we fail to manage our technical operations infrastructure, our existing customers may experience service outages, our new customers may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) as AI solutions will likely perform an increasing proportion of contact center interactions, if we are unable to replace decreases in subscription revenue from licenses with revenue from the sale of additional AI solutions, our revenue, results of operations and business will be harmed; (vii) further development of our AI solutions may not be successful and may result in reputational harm and our future operating results could be materially harmed; (viii) we have established, and are continuing to increase, our network of technology solution distributors and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (ix) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (x) if we are unable to attract and retain highly skilled leaders and other employees, our business and results of operations may be harmed; (xi) our historical growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (xii) failure to adequately retain and expand our sales force will impede our growth; (xiii) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks; (xiv) the use of AI by our workforce may present risks to our business; (xv) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xvi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xvii) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xviii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xix) security breaches, cybersecurity incidents, and improper access to, use of, or disclosure of our data or our customers’ data, or other cyber-attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xx) we may acquire other companies, or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xxi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xxii) we rely on third-party telecommunications and internet service providers to provide our customers and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose customers and subject us to claims for credits or damages, among other things; (xxiii) we have a history of losses and we may be unable to achieve or sustain profitability; (xxiv) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxvi) failure to comply with laws and regulations could harm our business and our reputation; (xxvii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and

(xxviii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.
About Five9
The Five9 Intelligent CX Platform provides a comprehensive suite of solutions for orchestrating fluid customer experiences. Our cloud-native, multi-tenant, scalable, reliable, and secure platform includes contact center; omni-channel engagement; Workforce Engagement Management; extensibility through more than 1,000 partners; and innovative, practical AI, automation and journey analytics that are embedded as part of the platform. Five9 brings the power of people, technology, and partners to more than 3,000 organizations worldwide. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$370,344	$362,546
Marketable investments	671,394	643,410
Accounts receivable, net	118,614	115,172
Prepaid expenses and other current assets	47,832	50,840
Deferred contract acquisition costs, net	79,267	76,600
Total current assets	1,287,451	1,248,568
Property and equipment, net	146,460	144,888
Operating lease right-of-use assets	36,444	38,880
Finance lease right-of-use assets	21,113	19,269
Intangible assets, net	61,532	65,632
Goodwill	366,698	365,436
Other assets	12,669	13,384
Deferred contract acquisition costs, net — less current portion	157,557	155,157
Total assets	$2,089,924	$2,051,214
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,477	$26,282
Accrued and other current liabilities	80,354	83,720
Operating lease liabilities	11,131	11,258
Finance lease liabilities	9,090	7,768
Deferred revenue	74,809	79,173
Convertible senior notes	434,031	433,490
Total current liabilities	638,892	641,691
Convertible senior notes — less current portion	732,721	731,855
Operating lease liabilities — less current portion	34,987	37,071
Finance lease liabilities — less current portion	12,321	11,688
Other long-term liabilities	6,717	6,717
Total liabilities	1,425,638	1,429,022
Stockholders’ equity:
Common stock	76	76
Additional paid-in capital	1,080,782	1,039,125
Accumulated other comprehensive income	497	636
Accumulated deficit	(417,069)	(417,645)
Total stockholders’ equity	664,286	622,192
Total liabilities and stockholders’ equity	$2,089,924	$2,051,214

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Revenue	$279,705	$247,010
Cost of revenue	125,973	114,530
Gross profit	153,732	132,480
Operating expenses:
Research and development	41,100	41,518
Sales and marketing	82,855	81,109
General and administrative	35,205	30,548
Total operating expenses	159,160	153,175
Loss from operations	(5,428)	(20,695)
Other income (expense), net:
Interest expense	(4,115)	(2,567)
Gain on early extinguishment of debt	—	6,615
Interest income and other	10,303	10,559
Total other income (expense), net	6,188	14,607
Income (loss) before income taxes	760	(6,088)
Provision for income taxes	184	989
Net income (loss)	$576	$(7,077)
Net income (loss) per share:
Basic	$0.01	$(0.10)
Diluted	$0.01	$(0.10)
Shares used in computing net income (loss) per share:
Basic	75,949	73,488
Diluted	89,275	73,488

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net income (loss)	$576	$(7,077)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,490	12,183
Reduction in the carrying amount of right-of-use assets	5,084	3,323
Amortization of deferred contract acquisition costs	20,362	16,269
Accretion of discount on marketable investments	(3,313)	(4,935)
Provision for credit losses	423	352
Stock-based compensation	39,245	44,684
Amortization of discount and issuance costs on convertible senior notes	1,407	1,074
Gain on early extinguishment of debt	—	(6,615)
Impairment charge of long-lived assets	322	—
Interest on finance lease obligations	266	66
Deferred taxes	192	248
Other	(163)	(352)
Changes in operating assets and liabilities:
Accounts receivable	(3,866)	(6,085)
Prepaid expenses and other current assets	3,008	(1,003)
Deferred contract acquisition costs	(25,429)	(33,565)
Other assets	843	(781)
Accounts payable	2,731	1,279
Accrued and other current liabilities	(3,208)	15,832
Deferred revenue	(4,561)	(1,452)
Other liabilities	(25)	(1,092)
Net cash provided by operating activities	48,384	32,353
Cash flows from investing activities:
Purchases of marketable investments	(275,939)	(524,865)
Proceeds from sales of marketable investments	—	12,517
Proceeds from maturities of marketable investments	251,292	260,619
Purchases of property and equipment	(4,724)	(11,951)
Capitalization of software development costs	(8,732)	(3,242)
Cash settlement for acquisition of businesses	—	99
Net cash used in investing activities	(38,103)	(266,823)
Cash flows from financing activities:
Proceeds from issuance of 2029 convertible senior notes, net of issuance costs	—	731,055
Payment of debt issuance costs	—	(2,182)
Payments for capped call transactions associated with the 2029 convertible senior notes	—	(93,438)
Repurchase of a portion of 2025 convertible senior notes, net of costs	—	(304,485)
Cash received from partial termination of capped calls associated with the 2025 convertible senior notes	—	539
Proceeds from exercise of common stock options	—	386
Proceeds from sale of common stock under ESPP	3	—
Payment of finance lease liabilities	(2,166)	(479)
Net cash (used in) provided by financing activities	(2,163)	331,396
Net increase in cash, cash equivalents and restricted cash	8,118	96,926
Cash, cash equivalents and restricted cash:
Beginning of period	364,185	144,842
End of period	$372,303	$241,768

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024

GAAP gross profit	$153,732	$132,480
GAAP gross margin	55.0%	53.6%
Non-GAAP adjustments:
Depreciation	7,783	6,965
Intangibles amortization	4,100	2,648
Stock-based compensation	7,184	7,603
Lease amortization for finance leases	1,816	457
Adjusted gross profit	$174,615	$150,153
Adjusted gross margin	62.4%	60.8%

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024

GAAP net income (loss)	$576	$(7,077)
Non-GAAP adjustments:
Depreciation and amortization	14,490	12,183
Stock-based compensation	39,245	44,684
Interest expense	4,115	2,567
Gain on early extinguishment of debt	—	(6,615)
Interest income and other	(10,303)	(10,559)
Exit costs related to closure and relocation of Russian operations	—	25
Acquisition and related transaction costs and one-time integration costs	982	932
Lease amortization for finance leases	2,008	457
One-time expenses related to strategic consulting services for operational review	1,265	—
Legal fees related to the securities class action	141	—
Provision for income taxes(1)	184	989
Adjusted EBITDA	$52,703	$37,586
Adjusted EBITDA as % of revenue	18.8%	15.2%
(1) Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024

Loss from operations	$(5,428)	$(20,695)
Non-GAAP adjustments:
Stock-based compensation	39,245	44,684
Intangibles amortization	4,100	2,648
Exit costs related to closure and relocation of Russian operations	—	25
Acquisition and related transaction costs and one-time integration costs	982	932
One-time expenses related to strategic consulting services for operational review	1,265	—
Legal fees related to the securities class action	141	—
Non-GAAP operating income	$40,305	$27,594

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024

GAAP net income (loss)	$576	$(7,077)
Non-GAAP adjustments:
Stock-based compensation	39,245	44,684
Intangibles amortization	4,100	2,648
Amortization of discount and issuance costs on convertible senior notes	1,407	1,074
Gain on early extinguishment of debt	—	(6,615)
Exit costs related to closure and relocation of Russian operations	(376)	94
Acquisition and related transaction costs and one-time integration costs	982	932
One-time expenses related to strategic consulting services for operational review	1,265	—
Legal fees related to the securities class action	141	—
Income tax expense effects (1)	—	—
Non-GAAP net income	$47,340	$35,740
GAAP net income (loss) per share:
Basic	$0.01	$(0.10)
Diluted	$0.01	$(0.10)
Non-GAAP net income per share:
Basic	$0.62	$0.49
Diluted	$0.62	$0.48
Shares used in computing GAAP net income (loss) per share:
Basic	75,949	73,488
Diluted	89,275	73,488
Shares used in computing non-GAAP net income per share:
Basic	75,949	73,488
Diluted	76,629	74,404

(1)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025			March 31, 2024
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$7,184	$7,783	$4,100	$7,603	$6,965	$2,648
Research and development	8,690	680	—	10,930	890	—
Sales and marketing	11,574	36	—	14,020	27	—
General and administrative	11,797	1,891	—	12,131	1,653	—
Total	$39,245	$10,390	$4,100	$44,684	$9,535	$2,648

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS) – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	June 30, 2025		December 31, 2025
	Low	High	Low	High

GAAP net (loss) income	$(11,665)	$(4,631)	$11,637	$20,229
Non-GAAP adjustments:
Stock-based compensation(2)	42,076	40,076	160,898	158,898
Intangibles amortization	2,643	2,643	12,027	12,027
Amortization of discount and issuance costs on convertible senior notes	1,271	1,271	4,169	4,169
Acquisition and related transaction costs and one-time integration costs(3)	4,263	3,263	12,368	11,368
Costs related to a reduction in force plan - cash expenditures	9,000	7,000	9,000	7,000
Costs related to a reduction in force plan - non-cash expenditures	1,500	1,000	1,500	1,000
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$49,088	$50,622	$211,599	$214,691
GAAP net (loss) income per share:
Basic	$(0.15)	$(0.06)	$0.16	$0.27
Diluted	$(0.15)	$(0.06)	$0.14	$0.24
Non-GAAP net income per share:
Basic	$0.64	$0.66	$2.74	$2.78
Diluted	$0.64	$0.66	$2.74	$2.78
Shares used in computing GAAP net (loss) income per share:
Basic	76,600	76,600	74,600	74,600
Diluted	76,600	76,600	85,600	85,600
Shares used in computing non-GAAP net income per share:
Basic	76,600	76,600	77,100	77,100
Diluted	76,700	76,700	77,300	77,300

(1)Represents guidance discussed on May 1, 2025. Reader shall not construe presentation of this information after May 1, 2025 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition and related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.
(4)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

Investor Relations Contacts:

Five9, Inc.
Bryan Lee
Interim Chief Financial Officer
925-201-2000
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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